EXECUTION COPY

GRAMERCY CAPITAL CORP.

GKK CAPITAL LP

2012 LONG-TERM OUTPERFORMANCE PLAN

AWARD AGREEMENT

Name of Grantee:                              (the “Grantee”)
No. of LTIP Units:
Maximum Award Dollar Amount:
Grant Date: July 1, 2012

This AWARD AGREEMENT (this “Agreement”) is entered into by Gramercy Capital Corp., a Maryland corporation (the “Company”), GKK Capital LP, a Delaware limited partnership through which the Company conducts substantially all of its operations (the “Partnership”), and the Grantee as of the Grant Date.

WHEREAS, the Company has adopted the 2012 Long-Term Outperformance Plan (the “Outperformance Plan”) to provide incentive compensation to attract and/or retain employees of the Company and this Agreement evidences an award to the Grantee under the Outperformance Plan (the “Award”), which is subject to the terms and conditions set forth herein;

WHEREAS, this Award is being made to the Grantee pursuant to the Employment and Non-Competition Agreement, dated as of June    , 2012 and effective as of July 1, 2012, by and between the Company and the Grantee in connection with the hiring of the Grantee and is intended to constitute an employment inducement award pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual; and

WHEREAS, the Company maintains the Gramercy Capital Corp. 2012 Inducement Equity Incentive Plan (as amended from time to time, the “Plan”) and capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.            Award.

(a)          The Partnership hereby grants the Grantee the number of LTIP Units set forth above (the “Restricted Units”). The Restricted Units are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. The Grantee acknowledges that the granting of this Award is a material inducement to the Grantee agreeing to accept employment by the Company.

(b)          In order to determine the number of Restricted Units earned by the Grantee as of each of the Valuation Date, the First Interim Valuation Date, the Second Interim Valuation Date and the Third Interim Valuation Date, the Committee will determine the Measurement Stock Price as of each of the Valuation Date, the First Interim Valuation Date, the Second Interim Valuation Date and the Third Interim Valuation Date.

(c)          In the event the Measurement Stock Price as of the First Interim Valuation Date equals or exceeds the Minimum Stock Price as of such date, then the Grantee shall earn as of the First Interim Valuation Date a number of Restricted Units equal to the First Interim Amount divided by the Measurement Stock Price as of the First Interim Valuation Date.

(d)          In the event the Measurement Stock Price as of the Second Interim Valuation Date equals or exceeds the Minimum Stock Price as of such date, then the Grantee shall earn as of the Second Interim Valuation Date a number of Restricted Units equal the amount, if any, by which (i) the Second Interim Amount divided by the Measurement Stock Price as of the Second Interim Valuation Date exceeds (ii) the number of Restricted Units, if any, previously earned by the Grantee pursuant to Section 1(c).

(e)          In the event the Measurement Stock Price as of the Third Interim Valuation Date equals or exceeds the Minimum Stock Price as of such date, then the Grantee shall earn as of the Third Interim Valuation Date a number of Restricted Units equal the amount, if any, by which (i) the Third Interim Amount divided by the Measurement Stock Price as of the Third Interim Valuation Date exceeds (ii) the number of Restricted Units, if any, previously earned by the Grantee pursuant to Sections 1(c) and 1(d).

(f)          In the event the Measurement Stock Price as of the Valuation Date equals or exceeds the Minimum Stock Price as of such date, then the Grantee shall earn as of the Valuation Date a number of Restricted Units equal to the amount, if any, by which (i) the Valuation Amount divided by the Measurement Stock Price as of the Valuation Date exceeds (ii) the number of Restricted Units, if any, previously earned by the Grantee pursuant to Sections 1(c), 1(d) and 1(e). As of the Valuation Date, the Grantee shall automatically forfeit any Restricted Units that are not earned as of or prior to the Valuation Date pursuant to Sections 1(c), 1(d), 1(e) or 1(f). For avoidance of doubt, no Restricted Units shall be earned pursuant to Sections 1(c), 1(d) or 1(e) on or after the Valuation Date.

(g)          If the total number of Restricted Units earned as of the First Interim Valuation Date, the Second Interim Valuation Date, the Third Interim Valuation Date or the Valuation Date is greater than the number of Restricted Units that have not previously been earned hereunder, then, upon the Committee’s determination that such Restricted Units have been earned: (i) the Grantee, as of such date, shall be automatically granted a number of additional LTIP Units equal to the difference, and such additional LTIP Units shall be added to the Restricted Units and thereby become part of this Award, (ii) the Company and the Partnership shall take such corporate or partnership action as is necessary to accomplish the grant of such additional LTIP Units, (iii) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws and (iv) thereafter the term Restricted Units will refer collectively to the Restricted Units prior to such additional grant plus such additional LTIP Units.

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(h)          The Grantee shall have no rights to Restricted Units earned pursuant to this Section 1 until the number of such Restricted Units are determined by the Committee; provided that the Committee shall make the determination of the number of Restricted Units earned as of the Valuation Date, the First Interim Valuation Date, the Second Interim Valuation Date and Third Interim Valuation Date reasonably promptly following such date (and in no event later than 74 days after such date) and, following such determination, any Restricted Units earned will be deemed to have been earned as of the Valuation Date, the First Interim Valuation Date, the Second Interim Valuation Date and/or the Third Interim Valuation Date, as applicable, for purposes of determining the Grantee’s rights hereunder.

2.            Vesting; Termination of Grantee’s Employment; Change of Control.

(a)          Subject to the provisions set forth below, the Restricted Units earned pursuant to Section 1 shall become vested as follows: (i) one-half (1/2) of such Restricted Units shall become vested on June 30, 2016 (the “First Vesting Date”); and (ii) one-half (1/2) of the Restricted Units shall become vested on June 30, 2017. Except as provided in Sections 2(b) and 2(c) below, if at any time the Grantee shall cease to be an employee of the Company for any reason, then all Restricted Units that remain unearned or unvested at such time shall automatically and immediately be forfeited by the Grantee.

(b)          If the Grantee shall cease to be an employee of the Company due to (i) a termination without Cause (as defined in the Employment Agreement) by the Company, (ii) a termination with Good Reason (as defined in the Employment Agreement) by the Grantee or (iii) the death or Disability of the Grantee (each of (i), (ii) and (iii), a “Qualified Termination”) prior to the Valuation Date, then the date the Grantee ceases to be an employee of the Company shall be deemed to be the Valuation Date and the determination of how many, if any, Restricted Units are earned shall be based on the Measurement Stock Price on such date; provided that the amount of Restricted Units earned on such date shall be equal to the amount determined pursuant to Section 1(f) multiplied by a fraction, the numerator of which is the number of days from and including the Grant Date to and including the earlier of the date that is twelve (12) months after the date the Grantee ceases to be an employee of the Company or June 30, 2017, and the denominator of which is the number of days from and including the Grant Date to and including June 30, 2017. If the Grantee shall cease to be an employee of the Company due to a Qualified Termination prior to June 30, 2017, then all Restricted Units that are earned pursuant to this Section 2(b) or prior to the date of a Qualified Termination pursuant to Section 1 shall vest as of the date of such Qualified Termination.

(c)          If a Change-in-Control occurs on or prior to the Valuation Date, then the date of the Change-in-Control shall be deemed to be the Valuation Date and the determination of how many, if any, Restricted Units are earned shall be based on the Measurement Stock Price on such date in accordance with Section 1 and any such earned Restricted Units shall immediately vest. If a Change-in-Control occurs after the Valuation Date but on or prior to June 30, 2017, then any earned but unvested Restricted Units shall immediately vest.

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3.            Payments by Award Recipients. No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of the Restricted Units granted under this Agreement.

4.            Distributions. The holder of the Restricted Units shall be entitled to receive distributions with respect to such Restricted Units to the extent provided for in the Partnership Agreement. The Distribution Participation Date (as defined in the Partnership Agreement) with respect to each Restricted Unit shall be the date on which such Restricted Unit is earned pursuant to Section 1.

5.            Restrictions on Transfer. Except as otherwise permitted by the Committee, none of the Restricted Units granted hereunder nor any of the Class A Units into which such Restricted Units may be converted (the “Award Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the Redemption Right (as defined in the Partnership Agreement) may not be exercised with respect to the Restricted Units, provided that, at any time after the date that (a) the Restricted Units vest and (b) is two (2) years after the Grant Date, (i) Restricted Units or Award Units may be Transferred to the Grantee’s Family Members by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent transfers shall be prohibited except those in accordance with this Section 5 and (ii) the Redemption Right may be exercised with respect to Award Units, and Award Units may be Transferred to the Partnership or the Company in connection with the exercise of the Redemption Right, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Additionally, all Transfers of Restricted Units or Award Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Restricted Units or Award Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Restricted Units or Award Units not in accordance with the terms and conditions of this Section 5 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Restricted Units or Award Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Restricted Units or Award Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

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6.            Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than regular cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Award, then the Committee shall take any such action as in its discretion shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in Common Stock Price, Minimum Stock Price, Target Stock Price and Maximum Stock Price.

7.            Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Change-in-Control” means:

(a)          any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (1) the combined voting power of the Company’s then outstanding securities or (2) the then outstanding Common Stock (or other similar equity interest, in the case of a company other than a corporation), in either such case other than as a result of an acquisition of securities directly from the Company; or

(b)          there shall occur any consolidation or merger of the Company that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or

(c)          there shall occur (1) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company, as applicable, immediately prior to such sale, or (2) the approval by shareholders of the Company, as applicable, of any plan or proposal for the liquidation or dissolution of the Company, as applicable; or

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(d)          the members of the Board of Directors of the Company (the “Board”) at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders was approved or ratified by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, a Change-in-Control shall not be deemed to have occurred upon the sale, lease, exchange or other transfer by the Company or its direct and indirect subsidiaries of (1) all of their collateral management agreements (or their rights thereunder) with respect to the assets owned by the indirect subsidiaries of the Company that have issued CDO bonds that are outstanding as of the date hereof (the “CDO Entities”), (2) all or substantially all of their interests in (or the underlying assets of) the CDO Entities, and/or (3) all or substantially all of the assets of the Company and its direct and indirect subsidiaries relating to the CDO Entities or the Company’s mortgage business generally.

“Class A Units” has the meaning given to that term in the Partnership Agreement.

“Common Stock” means the Company’s Common Stock, par value $.001 per share, either currently existing or authorized hereafter.

“Common Stock Price” means, as of a particular date, the average of the Fair Market Values of one share of the Common Stock for the thirty (30) trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date); provided that appropriate adjustment will be made if any of such trading days is the ex-dividend date for a dividend or other distribution on the Common Stock and provided, further, that if such date is the date upon which a Transactional Change-in-Control occurs, the Common Stock Price as of such date shall be equal to the fair market value in cash, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change-in-Control for one share of Common Stock.

“Disability” means, unless otherwise provided in any Employment Agreement, a disability which renders the Grantee incapable of performing all of his material duties even with a reasonable accommodation on a full-time basis for the entire period of four consecutive months or any 120 days in a 180-day period.

“Employment Agreement” means, as of a particular date, the Grantee’s employment agreement with the Company or the Partnership in effect as of that date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” per share of Common Stock as of a particular date means (i) if shares of Common Stock are then listed on a national stock exchange, the closing sales price per share on the exchange for such date, as determined by the Committee, (ii) if shares of Common Stock are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for such date, as determined by the Committee, or (iii) if shares of Common Stock are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the shares of Common Stock are so listed or traded, the Committee may make such discretionary determinations where the shares of Common Stock have not been traded for 10 trading days.

“Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50% of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50% of the voting interests.

“First Interim Amount” means, as of the First Interim Valuation Date, the dollar amount (as a percentage of the Maximum Award Dollar Amount) set forth below opposite the Measurement Stock Price as of such date:

Measurement Stock Price	Dollar Amount
Minimum Stock Price	2.4%
Target Stock Price	7.2%
Maximum Stock Price or higher	12%

If the Measurement Stock Price as of the First Interim Valuation Date is not exactly equal to the Minimum Stock Price, Target Stock Price or Maximum Stock Price as of such date, the dollar amount shall be determined by a straight-line interpolation between the amounts for the Minimum Stock Price and the Maximum Stock Price as of such date; provided, however, that in no event will the dollar amount exceed the dollar amount set forth in the table above for the Maximum Stock Price. In addition, for purposes of the table above, the Minimum Stock Price, Target Stock Price and Maximum Stock Price will be as of the last day in the 30-day period actually used to calculate the Measurement Stock Price as of the First Interim Valuation Date such that dividends and distributions with an ex-dividend date after the last day of such 30-day period (even if prior to the First Interim Valuation Date) will not reduce the Minimum Stock Price, Target Stock Price and Maximum Stock Price.

“First Interim Valuation Date” means June 30, 2013.

“LTIP Units” means LTIP Units of the Partnership.

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“Maximum Award Dollar Amount” means the amount set forth opposite such term as first set forth above.

“Maximum Stock Price” means, as of a particular date, $9.00 minus the aggregate amount of dividends and other distributions on one share of Common Stock with an ex-dividend date occurring between the Grant Date and such date (excluding dividends and distributions paid in the form of additional shares of Common Stock).

“Measurement Stock Price” means, as of a particular date, the highest Common Stock Price where each of the days included in the 30-day period used to calculate such Common Stock Price is within the period of one hundred and twenty (120) days immediately preceding such date; provided, however, that if such date is the date upon which a Transactional Change-in-Control occurs, the Measurement Stock Price shall be equal to the Common Stock Price on such date; and provided, further, that if such date is (or is deemed to be) the Valuation Date, the Measurement Stock Price shall be the highest Common Stock Price where each of the days included in the 30-day period used to calculate such Common Stock Price is within the period of one hundred and eighty (180) days immediately preceding such date.

“Minimum Stock Price” means, as of a particular date, $5.00 minus the aggregate amount of dividends and other distributions on one share of Common Stock with an ex-dividend date occurring between the Grant Date and such date (excluding dividends and distributions paid in the form of additional shares of Common Stock).

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 19, 2006 among the Company and the limited partners party thereto, as amended from time to time.

“Qualified Termination” has the meaning set forth in Section 2(b).

“Second Interim Amount” means, as of the Second Interim Valuation Date, the dollar amount (as a percentage of the Maximum Award Dollar Amount) set forth below opposite the Measurement Stock Price as of such date:

Measurement Stock Price	Dollar Amount
Minimum Stock Price	4.8%
Target Stock Price	14.4%
Maximum Stock Price or higher	24%

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If the Measurement Stock Price as of the Second Interim Valuation Date is not exactly equal to the Minimum Stock Price, Target Stock Price or Maximum Stock Price as of such date, the dollar amount shall be determined by a straight-line interpolation between the amounts for the Minimum Stock Price and the Maximum Stock Price as of such date; provided, however, that in no event will the dollar amount exceed the dollar amount set forth in the table above for the Maximum Stock Price. In addition, for purposes of the table above, the Minimum Stock Price, Target Stock Price and Maximum Stock Price will be as of the last day in the 30-day period actually used to calculate the Measurement Stock Price as of the Second Interim Valuation Date such that dividends and distributions with an ex-dividend date after the last day of such 30-day period (even if prior to the Second Interim Valuation Date) will not reduce the Minimum Stock Price, Target Stock Price and Maximum Stock Price.

“Second Interim Valuation Date” means June 30, 2014.

“Target Stock Price” means, as of a particular date, $7.00 minus the aggregate amount of dividends and other distributions on one share of Common Stock with an ex-dividend date occurring between the Grant Date and such date (excluding dividends and distributions paid in the form of additional shares of Common Stock).

“Third Interim Amount” means, as of the Third Interim Valuation Date, the dollar amount (as a percentage of the Maximum Award Dollar Amount) set forth below opposite the Measurement Stock Price as of such date:

Measurement Stock Price	Dollar Amount
Minimum Stock Price	7.2%
Target Stock Price	21.6%
Maximum Stock Price or higher	36%

If the Measurement Stock Price as of the Third Interim Valuation Date is not exactly equal to the Minimum Stock Price, Target Stock Price or Maximum Stock Price as of such date, the dollar amount shall be determined by a straight-line interpolation between the amounts for the Minimum Stock Price and the Maximum Stock Price as of such date; provided, however, that in no event will the dollar amount exceed the dollar amount set forth in the table above for the Maximum Stock Price. In addition, for purposes of the table above, the Minimum Stock Price, Target Stock Price and Maximum Stock Price will be as of the last day in the 30-day period actually used to calculate the Measurement Stock Price as of the Third Interim Valuation Date such that dividends and distributions with an ex-dividend date after the last day of such 30-day period (even if prior to the Third Interim Valuation Date) will not reduce the Minimum Stock Price, Target Stock Price and Maximum Stock Price.

“Third Interim Valuation Date” means June 30, 2015.

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“Transactional Change-in-Control” means (a) a Change-in-Control described in clause (a) of the definition thereof where the “person” or “group” makes a tender offer for Common Stock, or (b) a Change-in-Control described in clauses (b) or (c)(1) of the definition thereof.

“Valuation Amount” means, as of the Valuation Date, the dollar amount (as a percentage of the Maximum Award Dollar Amount) set forth below opposite the Measurement Stock Price as of such date:

Measurement Stock Price	Dollar Amount
Minimum Stock Price	20%
Target Stock Price	60%
Maximum Stock Price or higher	100%

If the Measurement Stock Price as of the Valuation Date is not exactly equal to the Minimum Stock Price, Target Stock Price or Maximum Stock Price as of such date, the dollar amount shall be determined by a straight-line interpolation between the amounts for the Minimum Stock Price and the Maximum Stock Price as of such date; provided, however, that in no event will the dollar amount exceed the dollar amount set forth in the table above for the Maximum Stock Price. In addition, for purposes of the table above, the Minimum Stock Price, Target Stock Price and Maximum Stock Price will be as of the last day in the 30-day period actually used to calculate the Measurement Stock Price as of the Valuation Date such that dividends and distributions with an ex-dividend date after the last day of such 30-day period (even if prior to the Valuation Date) will not reduce the Minimum Stock Price, Target Stock Price and Maximum Stock Price.

“Valuation Date” means June 30, 2016.

8.            Miscellaneous.

(a)          Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership; provided that any amendment or modification which adversely affects the Grantee must be consented to by the Grantee to be effective as against him.

(b)          Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.

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(c)          Effectiveness. The Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the Restricted Units as of the grant date set forth above by (i) signing and delivering to the Partnership a copy of this Agreement, and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership Agreement shall be amended to reflect the issuance to the Grantee of the Restricted Units, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the Restricted Units specified above, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.

(d)          Legend. The records of the Partnership evidencing the Restricted Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such Restricted Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(e)          Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Restricted Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

(f)          Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act the Restricted Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of Restricted Units.

(g)          Section 83(b) Election. The Grantee hereby agrees to make an election to include in gross income in the year of transfer the Restricted Units pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

(h)          Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(i)           Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

(j)           No Obligation to Continue Position as an Officer or to Employ. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an officer or to employ the Grantee and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee as an officer or employee at any time.

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(k)          Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

(l)          Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(m)         Successors and Assigns. This Agreement shall be binding upon the Partnership’s successors and assigns, whether or not this Agreement is expressly assumed.

(n)          Employment Agreement. Except as specifically provided otherwise in this Agreement, any provisions in the Employment Agreement relating to accelerated vesting or that would otherwise modify the vesting provisions set forth herein in connection with a termination of employment, a Change of Control or in any other circumstance shall not apply to this Agreement or the Restricted Units granted hereunder, and the specific terms of this Agreement shall supersede such provisions.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first set forth above.

GRAMERCY CAPITAL CORP.

By:
		Name:	Jon W. Clark
		Title:	Chief Financial Officer and
Treasurer

GKK CAPITAL LP

By: Gramercy Capital Corp., its general partner

By:
		Name:	Jon W. Clark
		Title:	Chief Financial Officer and
Treasurer

Grantee

Name:

[Signature Page to LTIP Unit Award Agreement]

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of GKK Capital LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions of Section 15.11 titled “Power of Attorney”), and becomes a party to, the Agreement of Limited Partnership of GKK Capital LP, as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name: [____]
Date: July 1, 2012

Address of Limited Partner:

[_____]

EXHIBIT B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a)          The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)          The Company’s latest Annual Report to Stockholders;

(ii)         The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii)        The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)        The Company’s Form 10-Q for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)         Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)        The Partnership Agreement;

(vii)       The Plan; and

(viii)      The Company’s Certificate of Incorporation, as amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)          The Grantee hereby represents and warrants that

(i)          The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of Common Stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)         The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

(iii)        The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)        The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)         The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi)        No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph (b) above.

(c)          So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)          The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(e)          The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name: [_____] (the “Taxpayer”)

Address: [_____]

Social Security No./Taxpayer Identification No.: [_____]

2.	Description of property with respect to which the election is being made:

The election is being made with respect to [____] LTIP Units in GKK Capital LP (the “Partnership”).

3.	The date on which the LTIP Units were transferred is July 1, 2012. The taxable year to which this election relates is calendar year 2012.

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)	The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.	The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	A copy of this statement has been furnished to the Partnership and Gramercy Capital Corp.

Dated:

Name:

SCHEDULE A

Vesting Provisions of LTIP Units

LTIP Units are subject to time-based and performance-based vesting. The LTIP Units will only vest if the Taxpayer remains as an employee of Gramercy Capital Corp. (the “Company”) through June 30, 2017 and the Company’s stock price exceeds a certain amount on such date, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s status as an employee under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on continued employment or the failure of the Company’s stock price to exceed certain thresholds.